EXHIBIT 99.1

Terra Tech Corp. to Webcast, Live, at VirtualInvestorConferences.com December 1

Company invites individual and institutional investors as well as advisors to attend interactive real-time virtual VirtualInvestorConferences.com

NEWPORT BEACH, Calif., November 28, 2016 /PRNewswire/ -- TERRA TECH CORP (OTCQX: TRTC) based in Newport Beach, a cannabis-focused agriculture company today announced that Derek Peterson, Chief Executive Officer, will present live at VirtualInvestorConferences.com on December 1, 2016.

DATE: Thursday, December 1, 2016

TIME: 12:15 pm ET

LINK: http://tinyurl.com/1201prepr

This will be a live, interactive online event where investors are invited to ask the company questions in real-time - both in the presentation hall as well as the association’s “virtual trade booth.” If attendees are not able to join the event live on the day of the conference, an on-demand archive will be available for 90 days.

It is recommended that investors pre-register and run the online system check to save time and receive event updates.

Derek Peterson commented, “With November’s passing of recreational cannabis ballots in California, Nevada and Massachusetts and Maine, and the approval of medical cannabis in Arkansas, Florida, and North Dakota, the cannabis industry is increasingly attracting the interest of investors. We have positioned Terra Tech to be a leader in this burgeoning industry, with its vertically integrated, seed-to-sale business model designed to allow us to dominate every stage of the cannabis supply chain. Not only do we have state-of-the-art production facilities, but our proprietary brand of premium cannabis products, called IVXX, has proved very popular with customers in our target markets of California and Nevada. Furthermore, this year we have opened one medical cannabis dispensary in California, rapidly followed by a further two dispensaries in Nevada. With plans to expand Terra Tech’s footprint in 2017, we are extremely excited about all the future opportunities we can see in this rapidly growing market.”

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

Learn more about the event at www.VirtualInvestorConferences.com.

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About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, MediFarm LLC and GrowOp Technology. Blüm’s retail medical cannabis facilities focus on providing the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions. Blüm offers a broad selection of medical cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces medical cannabis-extracted products for regulated medical cannabis dispensaries throughout California. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Winn-Dixie, Raley's, Meijer, Kroger, and others throughout New Jersey, New York, Delaware, Maryland, Connecticut, Pennsylvania and the Midwest. Terra Tech’s MediFarm LLC subsidiaries are focused on medical cannabis cultivation and permitting businesses throughout Nevada. The Company’s wholly-owned subsidiary GrowOp Technology, specializes in controlled environment agricultural technologies.

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For more information about Terra Tech Corp visit: http://www.terratechcorp.com/
For more information about IVXX visit: http://ivxx.com/
For more information about Blüm Nevada visit: http://letsblum.com
For more information about Blüm Oakland visit: http://blumoak.com/
Visit us on Facebook @ https://www.facebook.com/terratechcorp/timeline
Follow us on Twitter @terratechcorp
Follow us on Instagram @socal_IVXX
For more information about Edible Garden visit: http://www.ediblegarden.com/
Visit Edible Garden on Facebook @ https://www.facebook.com/ediblefarms?fref=ts
Visit IVXX on Facebook @ https://www.facebook.com/ivxxbrand?fref=ts

About VirtualInvestorConferences.com
Since 2010, VirtualInvestorConferences.com, created by BetterInvesting (NAIC) and PRNewswire, has been the only monthly virtual investor conference series that provides an interactive forum for presenting companies to meet directly with investors using a graphically-enhanced online platform.

Designed to replicate the look and feel of location-based investor conferences, Virtual Investor Conferences unites PR Newswire's leading-edge online conferencing and investor communications capabilities with BetterInvesting's extensive retail investor audience network.

Contact

Philip Carlson
KCSA Strategic Communications
TRTC@kcsa.com

VirtualInvestorConferences.com

Bradley H. Smith

Director of Marketing, IR and Compliance Services

PR Newswire

+1.201.947.7157

bradley.smith@prnewswire.com

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